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                        SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                February 27, 1998
                   Date of Report (Date of earliest event reported)


                      NATIONAL CAPITAL MANAGEMENT CORPORATION
               (Exact name of registrant as specified in its charter)

DELAWARE                          0-169819                  93-3054267
(State or other juris-     (Commission File Number)        (IRS Employer
diction of incorporation)                                  Identification No.)

                                520 Madison Avenue
                                    40th Floor
                             New York, New York 10022
                     (Address of principal executive offices)

                                  (212) 980-3883
                  (Registrant's telephone number, including area code)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

   On February 27, 1998, National Capital Management Corporation (the "Registrant") determined that the Registrant's former independent accountants, Arthur Andersen LLP, would not be retained to handle the audit for the Registrant for the year ended December 31, 1997.

   The reports of Arthur Andersen LLP, on the Registrant's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

   The Registrant's Board of Directors approved the decision to terminate the relationship with Arthur Andersen LLP as the Registrant's independent public accountants.

   In connection with its audits as of and for the years ended December 31, 1995 and 1996 and the interim period from January 1, 1997 through February 27, 1998 (date of resignation, declination to stand for reelection or dismissal), there have been no disagreements between the Registrant and Arthur Andersen LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference thereto in its report on the financial statements for the Registrant for such years. Arthur Andersen LLP was not substantively involved with the Registrant during the interim period from January 1, 1997 through February 27, 1998.

   The Registrant has provided its former independent accountants with a copy of this Form 8-K and has requested them to furnish the Registrant with a letter, addressed to the Commission, regarding their position with respect to the matter discussed herein.

   The Registrant will engage the services of Janover Rubinroit in connection with its next audit for the year ended December 31, 1997.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   Filed herewith are the following exhibits:

Exhibit 16    Letter re: Change in Certifying Accountant dated March 16, 1998


                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NATIONAL CAPITAL MANAGEMENT
                                       CORPORATION
                                       (Registrant)


Dated: March 16, 1998                  By /s/ John C. Shaw
                                         ------------------------------------
                                              John C. Shaw
                                              Its Chief Executive Officer